Exhibit 10.2

AMENDMENT NO. 1 TO

COMMON STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 (the “First Amendment”) to that certain Common Stock Purchase Agreement, dated August 19, 2009 (the “Agreement”), by and between Poniard Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Washington (the “Company”), and Azimuth Opportunity Ltd., an international business company incorporated under the laws of the British Virgin Islands (the “Investor”), is entered into as of November 20, 2009 (the “First Amendment Date”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

RECITALS

WHEREAS, Section 2.2 of the Agreement and the definition of “Threshold Price” provide that the Threshold Price (as defined) shall not be less than $3.00 per share;

WHEREAS, the Agreement remains in full force and effect;

WHEREAS, Section 9.3 of the Agreement provides that the Agreement may be amended by a written instrument signed by the Company and the Investor; and

WHEREAS, the Company and the Investor now desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this First Amendment, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Amendment of Section 2.2.  Effective as of the First Amendment Date, Section 2.2 of the Agreement shall be amended to add the following to the end of the table included therein:

“Equal to or greater than $2.00 and less than $3.00	Not to exceed $1,250,000	93.750% of the VWAP”

“Equal to or greater than $1.00 and less than $2.00	Not to exceed $1,000,000	93.500% of the VWAP”

2.                                      Amendment of “Threshold Price” Definition.  Effective as of the First Amendment Date, the definition of “Threshold Price” in Section (iii) of Annex A to the Agreement shall be amended and restated to read in its entirety as follows:

“(iii) “Threshold Price” is the lowest price (except to the extent otherwise provided in Section 2.6) at which the Company may sell Shares during the applicable Pricing Period as set forth in a Fixed Request Notice (not taking into account the applicable percentage discount during such Pricing Period determined in accordance with Section 2.2); provided, however, that at no time shall the Threshold Price be lower than $1.00 per share unless the Company and the Investor mutually shall agree.”

3.                                      Continuing Effect of Agreement.  Except as expressly set forth in this First Amendment, all other provisions of the Agreement remain in full force and effect.

4.                                      Governing Law.  This First Amendment shall be governed by and construed in accordance with the internal procedure and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state.

5.                                      Counterparts.  This First Amendment may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 1 TO THE AGREEMENT to be executed and delivered as of the First Amendment Date.

Company:
PONIARD PHARMACEUTICALS, INC.

By:	/s/ Gregory L. Weaver
Name: Gregory L. Weaver
Title: Chief Financial Officer

Investor:
AZIMUTH OPPORTUNITY LTD.

By:	/s/ Peter Poole
Name: Peter Poole
Title: Director